PURCHASE AGREEMENT
                    3808 Towne Crossing Blvd.
                          Mesquite, TX

This AGREEMENT, entered into effective as of the 10 of July, 1996.

l. Parties. Seller is AEI Real Estate Fund XVI Limited Partnership as to an undivided 35% interest, and AEI Real Estate Fund XVII Limited Partnership as to an undivided 65% interest, ("Seller"). Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Property"). Buyer is BW, Incorporated, a Texas corporation, ("Buyer"). Seller wishes to sell and Buyer wishes to buy the Property.

2. Property. The Property to be sold to Buyer in this transaction is legally described on Exhibit A attached hereto, subject to all easements, covenants, conditions, restrictions and agreements of record ("Permitted Exceptions"). Additionally, Seller makes no claim of the items of personalty listed on Exhibit A-1, but Seller will provide Buyer with a Quit Claim Bill of Sale,
(without warranty of title of any kind) as to the items of personalty listed on Exhibit A-1.

3. Purchase Price. The purchase price for this Property is $1,050,000, based on the following terms:

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $25,000 to be deposited into Escrow (the "First Payment"), and independent consideration of $50 which the parties have bargained for and agreed upon as consideration for Seller's execution and delivery of this agreement. The independent consideration is independent of any other consideration and is non-refundable and shall be retained by seller. The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed. After the expiration of the Review Period as defined in paragraph 6 below, the First Payment held for the account of Seller shall become non-refundable.

     (b) Balance of purchase price, $1,024,950, to be deposited into escrow on or before the closing date.

5.  Closing  Date.  Escrow shall close on or before August 30, 1996.

6. Due Diligence. Buyer will have until the expiration of the forty-fifth day after delivery (the "Review Period") of each of following items as set forth in 6(a) - (b), to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction.

     (a) A title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).



     Buyer Initial: /s/ R.B. /s/ J.W.
     Purchase Agreement for: 3808 Towne Crossing Blvd., Mesquite,
     Texas



     (b) Copy of the survey of the Property done concurrent with Seller's acquisition of the Property.

     Buyer acknowledges that the information provided and to be provided by Seller with respect to the Property was obtained from outside sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representations as to the accuracy or completeness of such information. Seller is not aware that such information is inaccurate or misleading.

     At closing, Seller shall provide Buyer with an affidavit under penalty of perjury, that Seller is not a "foreign person".

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice by certified mail, return receipt requested, or by personal delivery to Seller and escrow holder before the expiration of the Review Period or Inspection Period as defined in Section 16. Such notice shall be deemed effective only upon receipt by Seller.

      If Buyer cancels this Agreement as permitted under this Section or Section 16, except for any escrow cancellation fees of the escrowee which will be split equally between the Buyer and Seller, and any liabilities under sections 15(a) of this Agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

7. Escrow. Escrow shall be opened by Seller and funds deposited upon acceptance of this agreement. The Escrowee will be a nationally recognized escrow company selected by Seller and reasonably acceptable to Buyer. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties. The parties agree to sign these additional instructions of the Escrowee, if any. If there is any conflict between these other instructions and this Agreement, this Agreement will control. Escrow will be opened upon acceptance of this Agreement by Seller.

8. Title. Closing will be conditioned on the commitment of a nationally recognized title company selected by Seller and acceptable to Buyer to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; and other items of record not affecting marketability disclosed to Buyer during the Review Period ("Permitted Exceptions").

      Buyer shall be allowed ten (10) days after receipt of said commitment for examination and the making of any objections to marketability of



Buyer Initial:
Purchase  Agreement  for:  3808 Towne Crossing  Blvd.,  Mesquite,
Texas



exceptions to title thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed sixty (60) days to make such title marketable or cure Buyer's objections, or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this agreement shall be null and void and of no further force and effect.

     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this agreement according to its terms.

9. Closing Costs. Seller will pay the deed stamp taxes, if any, and one-half of escrow fees attributable to the closing services for this transaction, and any brokerage commissions payable to
The Forman Company only. Seller shall pay for the cost of issuing the title commitment. Buyer will pay the cost of the title insurance premium for an Owner's policy (if desired by Buyer), all recording fees, one-half of the escrow fees, the costs of a update to the Survey in Seller's possession (if an update is required by Buyer). Each party will pay its own attorneys' fees and costs to document and close this transaction.

10. Real Estate Taxes, Special Assessments and Prorations. Taxes for the year of the Closing shall be prorated to the Date of Closing. If the Closing shall occur before the tax rate is fixed for the then current year, the appointment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate is fixed for the year in which Closing occurs, Seller and Buyer agree to adjust the proration of taxes and, if necessary, to refund or pay (as the case may be) such sums as shall be necessary to effect such adjustment. Seller agrees to cooperate with Buyer in connection with any tax protest by Buyer, but Seller shall not be required to expend any funds in connection with such protest.

11. Seller's Representation and Agreements.

     (a)   Seller represents and warrants as of this date that:

     (i)   The Property is vacant.

     (ii)  It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) It is not aware of any contracts affecting this Property and potentially or actually binding on Buyer after the closing date.




Buyer Initial: /s/ R.B. /s/ J.W.
Purchase  Agreement  for:  3808 Towne Crossing  Blvd.,  Mesquite,
Texas



12. Disclosures.

     (a) Seller and Buyer acknowledge and agree that Seller acquired the Property through a sale/leaseback with a former tenant. Seller has been an absentee landlord. Consequently, Seller has little, if any, knowledge of the physical characteristics of the Property.

     Accordingly, except as otherwise specifically stated in the Agreement, Seller hereby specifically disclaims any warranty, guaranty, or representation, oral or written, past, present, or future of, as to, or concerning (i) the nature and condition of the Property, including, without limitation, the water, soil, and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon; (ii) except for the warranty of title contained in the Deed to be delivered by Seller at the closing, the nature and extent of any right of way, lease, possession, lien, encumbrance, license, reservation, condition, or otherwise, and (iii) the compliance of the Property or its operation with any laws, ordinances, or regulations of any government or other body.

     (b) This Agreement is subject to an inspection contingency as set forth in Section 16. Buyer acknowledges and agrees that Buyer is not relying upon any representation or warranties made by Seller or Seller's Agent.

     (c) Buyer acknowledges that, having been given the opportunity to inspect the Property, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided by Seller except as set forth herein. Buyer further acknowledges that the information provided and to be provided with respect to the Property by Seller was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such information, or (b) makes any representation as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of the Seller herein, except as otherwise specified herein, Seller maker no Warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     (d) BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, AND SELLER HAS NO OBLIGATION TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON, OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ALSO AGREES THAT SELL WILL HAVE NO LIABILITY OF ANY TYPE, DIRECT OR INDIRECT, TO BUYER OR BUYER'S SUCCESSORS, ASSIGNS, LENDERS OR AFFILIATES IN CONNECTION WITH ANY HAZARDOUS, TOXIC, DANGEROUS, FLAMMABLE, EXPLOSIVE OR CHEMICAL SUBSTANCES OF ANY TYPE



     Buyer Initial: /s/ R.B. /s/ J. W.
     Purchase Agreement for: 3808 Towne Crossing Blvd., Mesquite,
     Texas




     (WHETHER  OR NOT DEFINED AS SUCH UNDER ANY APPLICABLE  LAWS)
     ON OR IN CONNECTION WITH THE PROPERTY EITHER BEFORE OR AFTER
     THE CLOSING DATE.



13. Closing.

     (a) Before the closing date, Seller will deposit into escrow an executed limited warranty deed subject to Permitted Exceptions conveying insurable title of the Property to Buyer, and a Quit Claim Bill of Sale to the items of personalty listed on Exhibit A-1. At Closing, Seller shall deliver to Buyer a standard Seller's Affidavit regarding liens and judgments.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies (First, and if made, the final Payments) heretofore paid by the Buyer. Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notifies Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement. Provided, however, that in no event shall Seller be liable for any punitive or speculative damages arising out of any default by Seller hereunder.

15. Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:



     Buyer Initial: /s/ R.B. /s/ J.W.
     Purchase Agreement for: 3808 Towne Crossing Blvd., Mesquite,
     Texas


     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and Buyer deems to be reasonable in order to consummate the transactions contemplated herein.

     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16. Property Inspection and Environmental.

     (a) Seller shall provide Buyer access to the Property from time to time for the purpose of conducting inspections thereof including mechanical, structural, electrical and other physical inspections. Buyer has until forty-five (45) days after the signing of the agreement by Seller to complete such physical inspection (the "Inspection Period").

     (b) Buyer shall indemnify, defend, and hold harmless Seller from and against any and all losses, claims, causes of action, liabilities, and costs to the extent caused by the actions of Buyer, its agents, employees, contractors, or invitees, during any such entry upon the Property. The foregoing duty of indemnification shall include the duty to pay all reasonable attorney's fees incurred by the Seller in responding to or defending any such claims or proceedings.

     (c) Buyer shall pay for any Phase I Environmental studies it wants to be performed on the Property. If Buyer desires a Phase I Environmental, Buyer shall obtain and review the same within forty-five (45) days from the date this agreement is signed by Seller. If the Phase I Environmental report does not meet hazardous material standards as required by the ruling state and Federal agencies, the Buyer may terminate this Agreement within said forty-five (45) day period and receive a full refund of the Earnest Money. However, if Buyer terminates, Buyer prior to termination will provide Seller with copies of all reports and test results Buyer had performed on the Property.

17. Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events



     Buyer Initial: /s/ R.B. /s/ J.W.
     Purchase Agreement for: 3808 Towne Crossing Blvd., Mesquite,
     Texas


     occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $20,000, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten
     (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property.

     If the cost of repair is less than $20,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds in relation to the Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer all the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding in relation to the Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

18.  Seller's and Buyer's Brokers.  Howard Forman of  The  Forman
Company is the broker representing the Seller (and the Seller only) in this transaction. The Buyer is not represented by a broker in this transaction.

19. Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or



     Buyer Initial: /s/ R.B. /s/ J.W.
     Purchase Agreement for: 3808 Towne Crossing Blvd., Mesquite,
     Texas



     understandings.   Exhibits attached to  this  Agreement  are
     incorporated into this Agreement.

     (b) If this escrow has not closed by August 30, 1996, through no fault of Seller, Seller may either, at its election, extend the closing date, exercise any remedy available to it by law, including but not limited to terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer will be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

          Attention:  Robert P. Johnson
          AEI Real Estate Funds XVI & XVII Limited Partnerships
          1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

          BW, Incorporated
          20 I-30
          Rockwall, Texas 75087


      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller along with the $25,000 First Payment, which, if accepted, will be deposited in to escrow by Seller. Seller has two (2) business days after receipt of the executed offer and First Payment within which to accept this offer; if not accepted by Seller, Seller shall immediately return the First Payment to Buyer.


Buyer Inital: /s/ R.B. /s/ J.W.
Purchase  Agreement  for:  3808 Towne Crossing  Blvd.,  Mesquite,
Texas





IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:

BW, Incorporated, a Texas corporation

     By: /s/ Rickey Byrum                By: /s/ Joseph Willis
             Rickey Byrum                        Joseph Willis

     Its: President                      Its: Vice President/Secretary






SELLER:

AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a Minnesota limited partnership.

     By:  AEI Fund Management XVI, Inc., its corporate general partner

     By: /s/ Robert P. Johnson
             Robert P. Johnson, President


AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP, a Minnesota limited partnership.

      By:  AEI Fund Management XVII, Inc., its corporate general partner

      By: /s/ Robert P. Johnson
              Robert P. Johnson, President








                               EXHIBIT "A"


                           Legal Description


Lot  2-A,  Block B, TOWNE CROSSING, an Addition to  the  City  of
Mesquite, Dallas County, Texas, according to the Plat recorded in Volume 85051, Page 5143, Map Records, Dallas County, Texas.







QUOTATION/PROPOSAL


                            EXHIBIT A-1



AFFORDABLE EQUIPMENT CO.                     NO. 224
P.O. BOX 710094                              DATE     1-22-96
DALLAS, TX  75371-0094                       INQUIRY NO.


PHONE   (214) 320-1085
FAX     (214) 320-2377


INVENTORY AND VALUE OF EQUIPMENT AT CLOSED

TO:                                     ESTIMATED DELIVERY
J T MC CORD'S RESTAURANT                TERMS
MESQUITE, TEXAS



SALESMAN                        FOB                    FOLLOW UP DATE
Robert Roznovsky



QUANTITY                 DESCRIPTION

17                  Booth openings w/tables
5                   Booths 3/4 circle w/tables
56                  Chairs, wood
12                  Tables, 30x60
2                   Tables, 30x40
6                   Children booster chairs, wood
9                   Fans, cealing
28                  Pictures, various sizes
1                   Picture, large
7                   Hitachi TVs
1                   Bicycle
1                   Hitachi TV, large
1                   Menu display board, lighted
2                   Booths, 1/2 circle
9                   Tables, wood, bar height
26                  Bar stools, wood
12                  Bar stools, wood, black
7                   Booster chairs, plastic
1                   Ice cream freezer, 2-door
1                   SS drain board w/sink
1                   SS ice chest 2"
1                   SS cocktail station w/dump & blender station
1                   SS sink, 3-comp, 10'L.
1                   Bev Air, 27", work top refig.
1                   Perlick mug froster, 2'L.
1                   SS work table, 3'L.
1                   Taylor margarita freezer, counter model
1                   Back bar cooler, custom made
1                   SS ice chest
1                   Beverage Air, 27", work top refrig.
1                   Bev Air mug froster, 3'L.
1                   SS counter top covers, 25'L.
1                   Long  draw draft beer system, 2 station,  3-beer
1                   Bar mix dispensers, 2-station



AFFORDABLE EQUIPMENT CO.                     NO. 225
P.O. BOX 710094                              DATE
DALLAS, TX  75371-0094                       INQUIRY NO.


PAGE NO. 2


INVENTORY OF CLOSED RESTAURANT

TO:                                     ESTIMATED DELIVERY
J T MC CORD'S                           TERMS
MESQUITE, TEXAS



SALESMAN            FOB                 FOLLOW UP DATE




QUANTITY                 DESCRIPTION

1 Lot                    Beer pitchers
1 Lot                    Glasses
1                        Heat lamp, 2-bulb
1                        Cash register, computer
20                       Computer boards, remote
1                        Jukebox, vending
1                        Dart Video game, vending
1                        Wet mop sign
1                        Ash tray can
5                        Waitress stands
1                        Cecilware, coffee brewer, 3-pot
1                        Carafe, insulated
1                        Silver holder
1                        Cecialware, tea-brewer-w/3 pots
1                        Post mix soda system, 5 valve, refrigerated
1                        SS work top waitress station, 13'L.
1                        Metro wire wall shelf, 12"x13'
1                        SS work top ice storage bin, 5'
1                        Bev Air, 2-glass door refrigerator
1 Lot                    SS pans
1                        SS table, 3'
1                        Bus cart
1 Lot                    Coffee cups
1                        SS Dessert work station, 8'
1                        Panisonic micro wave
2                        SS wall shelves
                         Well warmer, 2-drawer
                         SS chef counter pick up station
                         SS hand sink
                         SS table, 3'
                         SS wall shelf, 8'
                         SS Soil dish table, dish washer
                         SS Clean dish table, "   "
                         SS Wall shelf
                         SS table, 3'





AFFORDABLE EQUIPMENT CO.                     NO. 226
P.O. BOX 710094                              DATE
DALLAS, TX  75371-0094                       INQUIRY NO.


PAGE NO. 3


INVENTORY OF CLOSED RESTAURANT

TO:                                     ESTIMATED DELIVERY
J T MC CORD'S                           TERMS
MESQUITE, TEXAS



SALESMAN            FOB                 FOLLOW UP DATE




QUANTITY                 DESCRIPTION

1                        Pan rack, 1/2 size
1                        SS hand sink
2                        Scotsman cubers, 2400 lbs. Cap., & 1000 lb.cap.
1                        Metro shelves, 24x72x4 tier
1                        Moble bun rack rack
1                        U S Range gas griddle, 6' W/ 2-burners & stand
1                        SS  Vent-A-hood, 7',  class  1,  w/fire system
1                        Pan rack, 1/2 size
1                        SS  Vent-A-hood,  class-1,  8',  W/fire system
3                        Picto gas fryers, 50 lb cap.
2                        Lang elect. Cheese melters, 3'ea.
1                        McCall refrigerator w/4-1/2 doors
1                        SS  work  table, 10' w/1-hot  &  3-cold wells
1                        Toastwell elect. griddle
1                        SS hand sink
1                        Wolf gas char broiler 3', w/stand
1                        Traulsen refrigerated equipment  stand, 78"
                         Wolf stove, 2-burner
                         US Range gas griddle, 3'
                         SS stand 20x30
                         McCall refrigerator w/4-1/2 doors
                         SS  Vent-A-Hood, 7',  class  1,  w/fire system
                         SS micro wave wall shelf
                         Metal  dry  storage shelves,  10'x24"x4 tier
                         New age can rack
                         Shelves for beverage boxes & Co2 tanks
                         Sink, mop dump
                         Plastic trash receptacles
                         Trash bins
                         Fryer, gas, 35 lb. Cap.
                         Traulsen refrigerator, 2-door, roll-in, 6'
                         SS  Work tables w/SS under shelf  &  5" splash
                         SS Wall shelf, 5'
                         Pot rack, double, 5' wall mount
                         Groen,  steam kettle, elect.,  20  gal. W/stand





AFFORDABLE EQUIPMENT CO.                     NO. 227
P.O. BOX 710094                              DATE
DALLAS, TX  75371-0094                       INQUIRY NO.


PAGE NO. 4


INVENTORY OF CLOSED RESTAURANT

TO:                                     ESTIMATED DELIVERY
J T MC CORD'S                           TERMS
MESQUITE, TEXAS



SALESMAN            FOB                 FOLLOW UP DATE




QUANTITY                 DESCRIPTION

1                   Wolf  elect.  Convection  oven,  full  size w/stand
1                   SS Vent-A-Hood, class 2, 7'
2                   Metro shelves, 24x48x4 tier
1                   Metro shelve, 24x72x4 tier
1                   SS sink, 2-comp., 6'
2                   SS Eduland, knife holders
1                   Ss hand sink
1                   Metro shelf, 24x48x4 tier
1                   Metro shelf, 24x60x4 tier
1                   Mars air screen, 4'
1                   Fly trap, electric
9                   Soda pumps
1                   Dunnage rack, 5'
1                   Walk-in cooler-freezer combo w/shelving
                    Cooler, 13'x11'x7.5'
                    Freezer,, 13'x10'x7.5'
1                   Bun pan rack, full size
2                   Plastic shelves, 18x48x5
2                   File cabinets, 4 drawer each
3                   Booth openings
6                   Booth openings
3                   Tables, 4x30
14                  Chairs, wood
1                   Table, wood, 5x30
1                   Change machine, vending
2                   Pen ball game machine
3                   Video game machines, vending
25                  Pictures
1                   Gum vending machine, vending
1                   Candy vending machine, counter model
1                   Gum ball vending machine, large


                    TOTAL